                                                                                                                            Exhibit 23.2

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Incentive Plan of Forward Industries, Inc., of our report dated November 18, 2002, with respect to the consolidated financial statements of Forward Industries, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Fort Lauderdale, Florida
April 21, 2003